Exhibit 10.2

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of January 27, 2015, is by the Credit Parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively the “Pledgors”) and BANK OF AMERICA, N.A., as Collateral Agent (the “Collateral Agent”).

WITNESSETH:

WHEREAS, a credit facility has been established in favor of HSN, INC., a Delaware corporation (the “Borrower”), pursuant to the terms of that certain Credit Agreement dated as of the date hereof (as amended, increased, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Guarantors identified therein, the Lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, it is a condition precedent to the obligations of each Lender to make its initial Credit Extensions under the Credit Agreement that the Borrower and the other Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent for the benefit of the holders of the Obligations; and

WHEREAS, each of the Pledgors will receive substantial direct benefits from the execution, delivery and performance of the Credit Agreement and the other Credit Documents and is, therefore, willing to enter into this Pledge Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretive Provisions.

(a) Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC, are used herein as so defined: Accession, Financial Asset, Proceeds and Security. As used herein:

“Credit Agreement” has the meaning provided in the recitals hereto.

“Pledge Agreement” has the meaning provided in the recitals hereto, as the same may be amended or modified from time to time.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgors” has the meaning provided in the recitals hereto, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the holders’ of the Obligations security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

(b) Interpretive Provisions, etc. Each of the terms and provisions of Section 1.02 of the Credit Agreement (in each case as the same may be amended or modified as provided therein) are incorporated herein by reference to the same extent and with the same effect as if fully set forth herein and each reference therein to “Credit Agreement” shall be deemed to refer to this Pledge Agreement.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Pledgor hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the holders of the Obligations, a lien on, continuing security interest in, and a right to set-off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter and wherever located (collectively, the “Pledged Collateral”):

(a) Pledged Shares. (i) One hundred percent (100%) of the issued and outstanding Capital Stock owned by such Pledgor of each Domestic Subsidiary and (ii) sixty-five percent (65%) (or if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock of each First-Tier Foreign Subsidiary, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Section 2(b) and 2(c) below, the “Pledged Shares”), including the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Shares. Following the date hereof, with respect to the formation, acquisition or other receipt of such interests in any Subsidiary (i) one hundred percent (100%) of the issued and outstanding Capital Stock of each such Domestic Subsidiary to the extent owned by such Pledgor and (ii) Capital Stock representing sixty-five percent (65%) (or if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock of each such First-Tier Foreign Subsidiary.

(c) Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Pledge Agreement shall not extend to, and the “Pledged Collateral” and the “Pledged Shares” shall not include, (i) Excluded Property and (ii) any Capital Stock of a Foreign Subsidiary (A) that is not Capital Stock of a First-Tier Foreign Subsidiary or (B) that is Capital Stock of a First-Tier Foreign Subsidiary for so long as the granting, pledging or assigning of such Capital Stock is prohibited by applicable Law.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Collateral Agent as collateral security for the Obligations. Upon delivery to the Collateral Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 5(b) is amended to refer to such additional Capital Stock.

3. Security for Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Obligations.

4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a) Such Pledgor shall deliver to the Collateral Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement to the extent reasonably practical and otherwise within such timeframe following the date hereof as the Administrative Agent shall agree, all certificates representing the Pledged Shares of such Pledgor and (ii) within thirty (30) days (or up to ten (10) (or twenty (20) in the case of a pledge of Capital Stock of a Foreign Subsidiary) days later if the Administrative Agent or Collateral Agent, each in its sole discretion, shall agree thereto in writing) of the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent and the holders of the Obligations pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably acceptable to the Collateral Agent.

(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent and the holders of the Obligations, shall, if reasonably possible, segregate it from such Pledgor’s other property and shall deliver it within forty-five (45) days (or such later date as the Administrative Agent, in its sole discretion, shall agree to in writing) of receipt to the Collateral Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, in form reasonably acceptable to the Collateral Agent, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

(c) Financing Statements. Each Pledgor authorizes the Collateral Agent to prepare and file such UCC or other applicable financing statements as may be reasonably requested by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the Collateral Agent and the holders of the Obligations, that:

(a) Name; Jurisdiction of Organization; Other Information. The exact legal name, jurisdiction of organization, taxpayer identification number and mailing address of the chief executive office of each Pledgor is set forth on Schedule 5(a).

(b) Pledged Shares. As of the date hereof, all of the Pledged Shares owned by any Pledgor are listed on Schedule 5(b).

(c) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(d) Title. Each Pledgor is the sole legal and beneficial owner of the Pledged Collateral of such Pledgor and will at all times, except as otherwise permitted by the Credit Agreement, be the sole legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor.

(e) Exercising of Rights. Other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Credit Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(f) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares is required either for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained or made).

(g) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the holders of the Obligations, in the Pledged Collateral. The delivery to the Collateral Agent of certificates evidencing the Pledged Collateral, together with duly executed stock powers in respect thereof, will perfect and establish the first priority of the Collateral Agent’s security interest in any certificated Pledged Collateral that constitutes a Security, subject to Permitted Liens of the type described in subsections (d), (g), (m), (n) and (v) of Section 8.01 of the Credit Agreement. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of the applicable Pledgor or obtaining “control” over such interests in accordance with the provisions of Section 8-106 of the UCC will perfect and establish the first priority (subject to Permitted Liens of the type described in subsections (d), (g), (m), (n) and (v) of Section 8.01 of the Credit Agreement) of the Collateral Agent’s security interest in any uncertificated Pledged Collateral that constitutes a Security. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of the applicable Pledgor will perfect and establish the first priority (subject to Permitted Liens) of the Collateral Agent’s security interest in any Pledged Collateral that does not constitute a Security. Except as set forth in this subsection (g), no action is necessary to perfect the security interests granted by the Pledgors under this Pledge Agreement.

(h) Partnership and Membership Interests. As of the date hereof, none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) except as identified in Schedule 5(b), by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security or (iv) is held in a securities account.

6. Covenants. Each Pledgor hereby covenants that such Pledgor shall:

(a) Changes in Locations; Changes in Name or Structure. Not, except upon thirty (30) days’ prior written notice to the Collateral Agent (which time period may be reduced by the Collateral Agent in its sole discretion by written notice to such Pledgor) and delivery to the Collateral Agent of (i) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of its security interests and (ii) a written supplement to the Schedules of this Agreement:

(A) change its jurisdiction of organization or the location of its chief executive office or principal place of business from that identified on Schedule 5(a); or

(B) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Pledge Agreement would become seriously misleading under the UCC.

(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including any and all action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a perfected security interest in all Pledged Collateral with the priority required under the Credit Agreement and the other Credit Documents); (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, if requested by the Collateral Agent after the occurrence and during the continuation of an Event of Default, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(d) Issuance or Acquisition of Capital Stock. If such Pledgor shall issue or acquire any Capital Stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, is an investment company security, (iii) is held in a securities account or (iv) constitutes a Security or a Financial Asset, in each case, such Pledgor shall notify the Collateral Agent within thirty (30) days (or such later date as the Collateral Agent, in its sole discretion, shall agree to in writing) of such issuance or acquisition and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, to the Collateral Agent such agreements, documents and instruments as the Collateral Agent may reasonably require to provide the Collateral Agent with “control” as defined in Section 8-106 of the UCC and to otherwise effectuate the purposes of this Pledge Agreement.

7. Advances and Performance by Holders of the Obligations. After the occurrence and during the continuation of an Event of Default, on failure of any Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 26 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement or the other Credit Documents. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Credit Documents, or by Law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable Law. To the extent permitted by Law, any holder of the Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. To the extent permitted under applicable Law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Obligations are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency (subject to Section 26 hereof), together with interest thereon at the Default Rate for Revolving Loans that are Base Rate Loans, together with reasonable costs of collection and reasonable attorneys’ fees and disbursements. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9. Rights of the Collateral Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Collateral Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;

(x) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or one or more of the holders of the Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi) to do and perform all such other acts and things as the Collateral Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof in connection with its resignation as Collateral Agent pursuant to Article X of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by Law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) Upon the occurrence and during the continuance of an Event of Default and following delivery to such Pledgor by the Collateral Agent of notice of its intent to exercise such rights, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed herein) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default and following delivery to such Pledgor by the Collateral Agent of notice of its intent to exercise such rights:

(A) all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon be vested in the Collateral Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments that are received by a Pledgor contrary to the provisions of clause (A) of this subsection shall be received in trust for the benefit of the Collateral Agent and the holders of the Obligations, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

(f) Cumulative Remedies. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law, as provided in Section 11.03 of the Credit Agreement.

10. Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders.

11. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Obligations and any proceeds of the Pledged Collateral, when received by the Collateral Agent or any of the holders of the Obligations in cash or its equivalent, will be applied in reduction of the Obligations in the order set forth in the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. Release of Pledged Collateral. Upon request, the Collateral Agent shall promptly deliver to the applicable Pledgor (at the Pledgor’s expense) appropriate release documentation to the extent the release of Pledged Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement (including without limitation upon any permitted Disposition of such Collateral and any Collateral Release Event); provided that any such release, or the substitution of any of the Pledged Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any and all Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Pledged Collateral not expressly released or substituted.

13. Costs and Expenses. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Pledgors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) of the Collateral Agent and the holders of the Obligations to the extent required under Section 11.04 of the Credit Agreement. All of the foregoing costs and expenses shall constitute Obligations hereunder.

14. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations not then due and payable and (B) obligations and liabilities under Swap Contracts and Treasury Management Agreements not then due and payable) and the expiration or termination of all Letters of Credit (or if any Letters of Credit shall remain outstanding, upon the (x) the cash collateralization of the Outstanding Amount of Letters of Credit on terms satisfactory to the Administrative Agent and the applicable L/C Issuer (if other than the Administrative Agent) or (y) the receipt by the applicable L/C Issuer of a backstop letter of credit on terms satisfactory to the Administrative Agent and such L/C Issuer (if other than the Administrative Agent)). Upon such payment and termination and termination (or other satisfaction) of all Letters of Credit, this Pledge Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder, return to the Pledgors all Certificates and other instruments delivered to the Collateral Agent hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent or any holder of the Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

15. Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except in accordance with Section 11.01 of the Credit Agreement.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Obligations and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the Required Lenders under the Credit Agreement (other than in connection with a transaction permitted by Section 8.04 of the Credit Agreement).

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

20. Governing Law; Submission to Jurisdiction; Etc. This Pledge Agreement shall be subject to Section 11.14 of the Credit Agreement, the terms and conditions of which are incorporated herein by reference.

21. Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT RELATED HERETO, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Credit Documents, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

25. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Pledged Collateral (including real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Collateral Agent or the holders of the Obligations under this Pledge Agreement, under any of the other Credit Documents or under any other document relating to the Obligations.

26. Joint and Several Obligations of Pledgors.

(a) Subject to subsection (c) of this Section 26, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 26, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Obligations arising under this Pledge Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Pledgor that is a Guarantor under the Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

27. Joinder of Additional Pledgors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any Pledged Collateral to the Collateral Agent for the benefit of the holders of Obligations pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a Pledge Agreement Joinder Agreement substantially in the form of Exhibit A hereto and, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Pledge Agreement Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

28. Instruction to Issuers. Each Pledgor hereby authorizes and instructs each issuer of Pledged Shares that are “Securities” within the meaning of Article 8 of the UCC and each such issuer by its execution hereof agrees to comply with any instruction received by it from the Collateral Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each such issuer shall be fully protected in so complying following receipt of such notice and prior to notice from the Collateral Agent that such Event of Default is no longer continuing. Each Pledgor further covenants and agrees that it will cause each issuer of Pledged Shares that are “Securities” within the meaning of Article 8 of the UCC, and that are not represented by certificates that have been delivered to Collateral Agent, to execute this Pledge Agreement for the purposes of this Section 28.

29. Certain FCC Matters. Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents, Swap Contracts or other documents relating to the Obligations, the parties hereby acknowledge that any security interest in the Pledged Collateral granted hereunder, or in any other Credit Document, to the extent it relates to any of the FCC Licenses, is granted only to the extent permitted by applicable Law.

Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents, Swap Contracts or other documents relating to the Obligations, no action shall be taken hereunder or thereunder by the Administrative Agent, Collateral Agent or any Lender with respect to any item of Pledged Collateral subject to restrictions under Communications Law unless and until all applicable requirements (if any) of the FCC under the Communications Laws, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies applicable to or having jurisdiction over the applicable Pledgor have been satisfied with respect to such action and there shall have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC and any other Governmental Authority under the terms of any FCC License or similar operating right held by such Pledgor. Without limiting the generality of the foregoing, the Administrative Agent, the Collateral Agent and the Lenders hereby agree that (a) voting and consensual rights in the ownership interests of any Credit Party holding or controlling any FCC Licenses will remain with the holders of such voting and consensual rights upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights shall have been obtained, (b) upon the occurrence of any Event of Default and foreclosure of such interests the Administrative Agent or Collateral Agent, as the case may be, shall determine whether there may be a private or public sale of such interests, and (c) prior to the exercise of such voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. § 310(d) shall be obtained if required. It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Pledged Collateral shall in all relevant aspects be subject to and governed by such statutes, rules and regulations and that nothing in this Pledge Agreement shall be construed to diminish the control exercised by the applicable Pledgor except in accordance with the provisions of such statutory requirements, rules and regulations. Each Pledgor agrees that, if an Event of Default shall have occurred and be continuing, upon request from time to time by the Administrative Agent or the Collateral Agent, such Pledgor will use its reasonable best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 29, which such efforts shall include, without limitation, the preparation, execution and filing with the FCC of (or causing to be prepared, signed and filed with the FCC) any applications for consent to the assignment of any FCC Licenses, or to the transfer of control of the Pledgor holding or controlling any FCC Licenses, required to be signed by the applicable Pledgor which are, in the Administrative Agent’s or Collateral Agent’s reasonable determination, necessary, appropriate or desirable under the FCC’s rules and regulations for approval of any sale or transfer of any of the voting or consensual rights or the assets of the Pledgor holding or controlling any FCC Licenses, or any transfer of control in respect of any FCC License held or controlled by the applicable Pledgor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

HSN, INC., as Pledgor

By:	/s/ Arthur Singleton
Name:	Arthur Singleton
Title:	Vice President and Treasurer

CINMAR, LLC, as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

CORNERSTONE BRANDS, INC., as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

CORNERSTONE SERVICES, INC., as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

HSNI, LLC, as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Chief Legal Officer and Secretary

THE CORNERSTONE BRANDS GROUP, INC., as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

HSN, Inc.

Pledge Agreement (2015)

Signature Page

THE CORNERSTONE HOLDINGS GROUP, INC., as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

TTA OPERATIONS, INC., as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

VENTANA TELEVISION HOLDINGS, INC., as Pledgor

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Assistant Secretary

HSN, Inc.

Pledge Agreement (2015)

Signature Page

Agreed and accepted, as of the date first above written.

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

HSN, Inc.

Pledge Agreement (2015)

Signature Page

Each of the undersigned issuers of Pledged Shares has duly executed this Pledge Agreement as of the date first above written for purposes of Section 28 above.

CINMAR, LLC

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

H.O.T. NETWORKS HOLDINGS (DELAWARE) LLC

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	President and Secretary

HSN HOLDING LLC

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	President and Secretary

HSNI, LLC

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Chief Legal Officer and Secretary

INGENIOUS DESIGNS LLC

By:	/s/ Gregory J. Henchel
Name:	Gregory J. Henchel
Title:	Vice President, General Counsel and Secretary

HSN, Inc.

Pledge Agreement (2015)

Signature Page

EXHIBIT A

[Form of]

PLEDGE AGREEMENT JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of January 27, 2015, made by HSN, INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto and BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Pledge Agreement Joinder Agreement supplements the Pledge Agreement and is delivered by the undersigned, [                                        ] (the “New Pledgor”), pursuant to Section 27 of the Pledge Agreement. The New Pledgor hereby agrees to be bound as a Pledgor party to the Pledge Agreement by all of the terms, covenants and conditions set forth in the Pledge Agreement to the same extent that it would have been bound if it had been a signatory to the Pledge Agreement on the date of the Pledge Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Pledge Agreement.

Annexed hereto are supplements to Schedules 5(a) and 5(b) to the Pledge Agreement listing all the Capital Stock of all Subsidiaries of the New Pledgor which, as of the date hereof, is required to be pledged pursuant to the Credit Documents. Such supplements shall be deemed to be part of the Pledge Agreement.

This Pledge Agreement Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS PLEDGE AGREEMENT JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Pledge Agreement Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

Schedule 5(a)

Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Chief Executive Office

Legal Entity Name	Jurisdiction of Organization	Taxpayer Identification Number	Chief Executive Office
Cinmar, LLC (formerly Cinmar, L.P. – Converted from DE LP to DE LLC on 6/20/10)	DE 8/18/95	31-1496773	5566 West Chester Road West Chester, OH 45069

Cornerstone Brands, Inc.	DE 8/19/98	01-0520036	5568 West Chester Road West Chester, OH 45069

Cornerstone Services, Inc.	DE 10/26/09	27-1194708	5568 West Chester Road West Chester, OH 45069

HSN, INC.	DE 5/9/08	26-2590893	1 HSN Drive St. Petersburg, FL 33729

HSNi, LLC (formerly HSN LP – Converted from DE LP to DE LLC on 6/20/10)	DE 2/3/98	59-3490596	1 HSN Drive, St. Petersburg, FL 33729

The Cornerstone Brands Group, Inc.	DE 6/8/95	04-3285704	5568 West Chester Road West Chester, OH 45069

The Cornerstone Holdings Group, Inc.	DE 4/25/95	04-3198865	5568 West Chester Road West Chester, OH 45069

TTA Operations, Inc.	DE 4/21/93	77-0378674	5568 West Chester Road West Chester, OH 45069

Ventana Television Holdings, Inc.	DE 8/7/01	77-0581597	1 HSN Drive, St. Petersburg, FL 33729

Schedule 5(b)

Pledged Shares

Owned Entity	Record Owner	Certificate No.	Outstanding Shares /Interest	Percentage of Total Equity Pledged
AST Sub, Inc.	HSNi, LLC (formerly HSN LP)	1	100 Shares Common Stock	100%

Ballard Designs, Inc.	The Cornerstone Brands Group, Inc.	9	1,000 Shares Common Stock	100%

Chasing Fireflies, LLC	The Territory Ahead, Inc.	1	100% of Membership Units	100%

Cinmar, LLC (formerly Cinmar, L.P.)	The Cornerstone Holdings Group, Inc.	N/A	100% of Membership Units	100%

Contract Décor, Inc.	Cinmar, LLC	1	100 Shares of common stock	100%

Cornerstone Brands, Inc.	Cornerstone Services, Inc.	P11 C30	8,415 Preferred Shares 900 Shares of Common Stock	At least 95%

Cornerstone Services, Inc.	HSN, Inc.	1	100 shares of Common Stock	100%

Frontgate Marketing, Inc.	Cinmar, LLC	1	100 shares of Common Stock	100%

Garnet Hill, Inc.	The Cornerstone Brands Group, Inc. (F/K/A The International Cornerstone Group, Inc.)	42	1,010 Shares Common Stock	100%

H.O.T. Networks Holdings (Delaware) LLC	HSN, Inc.	N/A	90% of Membership Units	90%

Home Shopping Network En Espanol, L.P.	HSN, Inc.	N/A	99% of Limited Partnership Interests*	99%

Home Shopping Network En Espanol, L.L.C.	HSN, Inc.	N/A	100%*	100%

HSN Catalog Services, Inc.	Cornerstone Brands, Inc.	2	1,000 Shares Common Stock	100%

HSN Fulfillment LLC	HSN, Inc.	8	100% / 99 Membership Units	100%

HSN Holding LLC	HSN, Inc.	N/A	100% of Membership Units	100%

HSN Improvements, LLC	Cornerstone Brands, Inc.	4	100% / 100 Membership Units	100%

Owned Entity	Record Owner	Certificate No.	Outstanding Shares /Interest	Percentage of Total Equity Pledged
HSN Interactive LLC	HSN, Inc.	5	100% / 99 Membership Units	100%

HSNi, LLC (formerly HSN LP)	HSN, Inc.	N/A	100% of Membership Units	100%

HSN of Nevada LLC	HSN, Inc.	6	100% / 100 Membership Units	100%

HSN Realty LLC	HSN, Inc.	8	100% / 99 Membership Units	100%

Ingenious Designs LLC	HSN, Inc.	N/A	100% of Membership Units	100%

NLG Merger Corp.	HSN, Inc.	2	1,000 Shares of Common Stock	100%

The Cornerstone Brands Group, Inc.	Cornerstone Brands, Inc.	2	1,000 Shares Common Stock	100%

The Cornerstone Holdings Group, Inc.	The Cornerstone Brands Group, Inc. (F/K/A The Cornerstone Investments Group, Inc.)	15	1,000 Shares Common Stock	100%

TTA Operations, Inc. (f/k/a The Territory Ahead, Inc.)	The Cornerstone Brands Group, Inc. (F/K/A The International Cornerstone Group, Inc.)	7	2,400 Shares Common Stock	100%
		8	600 Shares Common Stock

TravelSmith Outfitters, Inc.	The Cornerstone Brands Group, Inc.	PA-3	60,000 shares of Series A Preferred Stock	100%
		C-146	8,266,398 Shares of Common Stock

Ventana Television Holdings, Inc.	HSN, Inc.	A4	750 Shares of Class A Voting Common Stock	100%
		B2	250 Shares of Class B Non-Voting Common Stock

Ventana Television, Inc.	Ventana Television Holdings, Inc.	2	1,000 Shares of Common Stock	100%

*	Security is not governed by Article 8 of the UCC. Other LLC and LP interests listed above with “N/A” in the Certificate No. Column, but not identified with “*”, are expressly governed by Article 8 of the UCC.